Exhibit 99.1

Priceline.com Reports Financial Results For 2nd Quarter 2008

Gross travel bookings increase 71% year over year;

 International gross travel bookings grow 80%,

Domestic gross travel bookings grow 59%

     NORWALK, Conn., August 5, 2008 . . . Priceline.com Incorporated® (Nasdaq: PCLN) today reported its financial results for the 2nd quarter 2008.  Gross travel bookings for the 2nd quarter, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, rose 70.9% year-over-year to $2.1 billion.

Priceline.com had GAAP revenues in the 2nd quarter of $514.0 million, a 44.4% increase over a year ago.  The Company’s international operations contributed revenues in the 2nd quarter of $164.5 million, an 82.0% increase versus a year ago. GAAP gross profit for the 2nd quarter was $253.7 million, a 61.4% increase from the prior year.  Priceline.com had GAAP net income for the 2nd quarter of $54.1 million or $1.08 per diluted share, compared to GAAP net income of $34.6 million or $0.79 per diluted share in the 2nd quarter 2007.

Priceline.com reported pro forma revenues in the 2nd quarter of $514.0 million, a 45.4% increase over a year ago.  Pro forma gross profit for the 2nd quarter was $253.7million, an increase of 63.8% over the same period in the prior year.  Pro forma EBITDA for the 2nd quarter 2008 amounted to $101.3 million, an increase of 75.1% over a year ago.  Pro forma net income in the 2nd quarter was $78.5 million, or $1.55 per diluted share, an increase of 39.6% over a year ago.  First Call analyst consensus for the 2nd quarter 2008 was $1.41 per diluted share. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial measures in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

“Priceline.com turned in an excellent quarter with consolidated gross travel bookings growth of 71% despite macroeconomic uncertainties and softening travel market trends,” said Jeffery H. Boyd, priceline.com’s President and Chief Executive Officer.  “Our international business, which includes Booking.com and Agoda.com, had $1.2 billion in 2nd quarter gross bookings, up 80.1% from last year.  The business continues to benefit from growth in participating hotels, which at over 52,000 are up approximately 50% year-over-year, geographic expansion, effective marketing and favorable foreign exchange rates, which have driven growth in bookings and earnings.”

Mr. Boyd continued, “Priceline’s domestic business also posted a strong quarter, with gross travel bookings up 59.2% over last year.  Our discounted domestic merchant services grew 36% as consumers sought out travel deals and airlines and hotel companies used our Name Your Own Price® and packages services to round out demand while protecting needed yields.  We also continued to promote our value brand by chopping fees on published hotel sales, following up on last year’s elimination of booking fees on retail air tickets, and providing the first Sunshine Guarantee, which protected customers if their vacation was rained out.”

(more)

Looking forward, Mr. Boyd said, “Economic uncertainty and high fuel prices are affecting the broad travel market and significant airline capacity reductions in the fall will also have a negative impact.  Through the first half of the year, we believe that the positive trends impacting our domestic and international businesses have overshadowed these negative influences.  We believe these trends position us for attractive top line and earnings growth for the balance of the year and beyond.”

Forward Guidance

For full year 2008, priceline said that it now expects to generate approximately $7.55 billion to $7.90 billion in gross travel bookings.  Priceline expects pro forma EBITDA of $360 million to $380 million and to earn approximately $5.50 to $5.85 of pro forma net income per diluted share for full year 2008.

Priceline.com said it was targeting the following for 3rd quarter 2008:

•                  Year-over-year increase in gross travel bookings of approximately 44 - 54%.

•                  Year-over-year increase in international gross travel bookings of approximately 58 - 68%.

•                  Year-over-year increase in revenue of approximately 30 - 35%.

•                  Year-over-year increase in pro forma gross profit of approximately 52 - 57%.

•                  Pro forma EBITDA of approximately $133 million to $143 million.

•                  Pro forma net income of between $2.00 and $2.15 per diluted share.

Pro forma guidance for the 3rd quarter 2008:

•                  excludes non-cash amortization expense of acquisition-related intangibles,

•                  excludes non-cash stock-based compensation expense,

•                  excludes payroll tax expense related to stock-based compensation,

•                  excludes non-cash income tax expense and reflects the impact on income taxes of the pro forma adjustments,

•                  includes the additional impact on minority interest expense of the pro forma adjustments described above,

•                  includes the anti-dilutive impact of the “Conversion Spread Hedges” (see “Non-GAAP Financial Measures” below) on outstanding diluted common shares outstanding, and

•                  includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because pro forma net income has been adjusted to exclude stock-based compensation.

(more)

In addition, pro forma EBITDA excludes depreciation and amortization expense and includes the impact of foreign currency transactions and other expenses.

When aggregated, the foregoing adjustments are expected to increase pro forma EBITDA over GAAP operating income by approximately $20 million and $80 million for 3rd  quarter 2008 and full year 2008, respectively.

In addition, the foregoing adjustments are expected to increase pro forma net income over GAAP net income by approximately $24 million for the 3rd quarter 2008 and by approximately $90 million for full year 2008.  On a per share basis, the Company estimates GAAP net income of approximately $1.50 to $1.65 per diluted share for the 3rd  quarter 2008 and approximately $3.75 to $4.10 per diluted share for full year 2008.

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

—

adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major airline, or the outbreak of an epidemic or pandemic disease;

—

adverse changes in the Company’s relationships with airlines and other product and service providers and vendors which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

—	the effects of increased competition;

—	a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

—	fluctuations in foreign exchange rates;

—	our ability to expand successfully in international markets;

—	the ability to attract and retain qualified personnel;

(more)

—

difficulties integrating recent or future acquisitions, such as the 4th quarter 2007 acquisition of Agoda, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

—	the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

—

systems-related failures and/or security breaches, including without limitation, “denial-of-service” type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach; and

—	legal and regulatory risks;

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma EBITDA represents GAAP operating income excluding depreciation and amortization expense, plus foreign currency transactions and other expense and the applicable pro forma adjustments described below.

Pro forma revenue, pro forma gross profit, pro forma EBITDA, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma revenue, pro forma gross profit, pro forma EBITDA, pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods. These pro forma metrics, in particular pro forma EBITDA and pro forma net income, are not intended to represent funds available for priceline.com’s discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP.  The items excluded from these pro forma metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Pro forma financial information is adjusted for the following items:

•                  Cash expenses incurred in 1st quarter and 2nd quarter 2007 associated with the settlement of the 2000 securities litigation is excluded because of the non-recurring nature of the settlement.

(more)

•                  Cash benefit recorded in 1st and 2nd quarter 2007 associated with the refund by the Internal Revenue Service of excise taxes paid on merchant airline tickets is excluded because of its non-recurring nature.

•                  Amortization expense of acquisition-related intangibles is excluded because it does not impact cash earnings.

•                  Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded because they do not impact cash earnings and are reflected in earnings per share through increased share count.

•                  Payroll tax expense related to stock-based compensation is excluded because the expense is driven primarily by stock option exercise and share award vesting activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                  Income tax expense is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense or benefit recorded where no actual tax payments are owed because of available net operating loss carry forwards.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Finally, for calculating pro forma net income per share:

•                  net income is adjusted for the impact of the pro forma adjustments described above

•                  fully diluted share count is adjusted to include the anti-dilutive impact of “Conversion Spread Hedges” related to priceline.com’s convertible securities that increase the effective conversion price of the 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

•                  All common stock warrants and unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

(more)

About Priceline.com® Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) www.priceline.com provides online travel services in 21 languages in over 60 countries in Europe, North America, Asia, the Middle East and Africa.  Priceline.com operates Booking.com, a leading international online hotel reservation service, priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, and Agoda.com, an Asian online hotel reservation service.

Priceline.com believes that Booking.com is Europe’s largest and fastest growing hotel reservation service, with a network of affiliated Web sites.  Booking.com operates in over 65 countries in 18 languages and offers its customers access to over 52,000 participating hotels worldwide.

In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service.  In addition to getting great published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter advanced search technology, customize their search activity through priceline.com’s Inside Track features, create packages to save even more money, and take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available. Priceline.com also operates the following travel websites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

###

For press information:  Brian Ek 203-299-8167  brian.ek@priceline.com

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
ASSETS	2008	2007

Current assets:
Cash and cash equivalents	$471,068	$385,359
Restricted cash	3,005	1,350
Short-term investments	80,153	122,499
Accounts receivable, net of allowance for doubtful accounts of $3,547 and $2,309, respectively	132,523	70,712
Prepaid expenses and other current assets	36,436	33,080
Total current assets	723,185	613,000

Long-term investments	14,894	2,451
Property and equipment, net	27,534	27,088
Intangible assets, net	192,555	182,748
Goodwill	311,200	287,159
Deferred taxes	203,397	218,519
Other assets	18,781	19,891

Total assets	$1,491,546	$1,350,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$78,356	$47,708
Accrued expenses and other current liabilities	82,504	59,589
Deferred merchant bookings	31,505	17,750
Convertible debt	520,076	569,796
Total current liabilities	712,441	694,843

Deferred taxes	49,623	46,502
Other long-term liabilities	16,061	13,368
Total liabilities	778,125	754,713

Commitments and Contingencies
Minority interest (estimated fair value redemption amount is $128,000 as of June 30, 2008)	17,005	17,036

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 46,159,875, and 45,117,685 shares issued, respectively	355	346
Treasury stock, 6,673,965 and 6,646,408 shares, respectively	(492,511)	(489,106)
Additional paid-in capital	2,147,728	2,124,029
Accumulated deficit	(1,034,256)	(1,106,506)
Accumulated other comprehensive income	75,100	50,344
Total stockholders’ equity	696,416	579,107

Total liabilities and stockholders’ equity	$1,491,546	$1,350,856

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Merchant revenues, including $2,318 and $18,196 excise tax refund for the three and six months ended June 30, 2007, respectively	$336,230	$254,909	$625,388	$500,921
Agency revenues	173,249	98,344	283,181	152,855
Other revenues	4,497	2,627	8,586	3,493
Total revenues	513,976	355,880	917,155	657,269

Cost of revenues (1)	260,251	198,669	482,327	380,341

Gross profit	253,725	157,211	434,828	276,928

Operating expenses:
Advertising - Offline	9,928	9,281	21,959	20,615
Advertising - Online	72,860	43,470	130,661	75,397
Sales and marketing	19,930	11,525	36,263	22,934
Personnel, including stock-based compensation of $9,077, $3,466, $19,016, $6,632,respectively	39,644	23,435	76,528	44,926
General and administrative, including net cost of litigation settlement of $381 and $55,239 for the three and six months ended June 30, 2007, respectively, and stock-based compensation payroll taxes of $186, $94, $673, $532, respectively	14,209	9,777	25,995	73,652
Information technology	5,136	3,152	9,286	6,063
Depreciation and amortization	11,064	8,997	21,417	17,502

Total operating expenses	172,771	109,637	322,109	261,089

Operating income	80,954	47,574	112,719	15,839

Other income (expense):
Interest income, including $483 and $3,270 of interest on excise tax refund for the three and six months ended June 30, 2007, respectively	2,905	6,112	7,077	14,315
Interest expense	(2,351)	(2,484)	(5,023)	(4,954)
Foreign currency transactions and other	30	(332)	(5,053)	(545)
Total other income (expense)	584	3,296	(2,999)	8,816

Earnings before income taxes, equity in income (loss) of investees and minority interests	81,538	50,870	109,720	24,655
Income tax expense	(26,211)	(14,964)	(35,729)	(3,371)
Equity in income (loss) of investees and minority interests	(1,231)	(1,334)	(1,741)	(1,428)
Net income	54,096	34,572	72,250	19,856
Preferred stock dividend	—	—	—	(1,555)

Net income applicable to common stockholders	$54,096	$34,572	$72,250	$18,301

Net income applicable to common stockholders per basic common share	$1.40	$0.92	$1.88	$0.49

Weighted average number of basic common shares outstanding	38,768	37,597	38,496	37,395

Net income applicable to common stockholders per diluted common share	$1.08	$0.79	$1.46	$0.43

Weighted average number of diluted common shares outstanding	49,948	43,667	49,585	42,572

(1)                  Cost of revenues entirely reflect Name Your Own Price® transactions whose revenues are recorded “gross” with a corresponding cost of revenue while retail transactions are recorded “net” with no corresponding cost of revenues.

priceline.com Incorporated

RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION

(unaudited)

(In thousands, except per share data)

RECONCILIATION OF GAAP TO PRO FORMA REVENUES		Three Months Ended June 30		Six Months Ended June 30
		2008	2007	2008	2007

	GAAP Revenues	$513,976	$355,880	$917,155	$657,269

(a)	Airline excise tax refund	—	(2,318)	—	(18,196)

	Pro Forma Revenues	$513,976	$353,562	$917,155	$639,073

RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT		Three Months Ended June 30		Six Months Ended June 30
		2008	2007	2008	2007

	GAAP Gross profit	$253,725	$157,211	$434,828	$276,928

(a)	Airline excise tax refund	—	(2,318)	—	(18,196)
(b)	Amortization of acquired intangible assets in Cost of revenues	—	—	272	—

	Pro Forma Gross profit	$253,725	$154,893	$435,100	$258,732

RECONCILIATION OF GAAP OPERATING INCOME TO PRO FORMA EBITDA		Three Months Ended June 30		Six Months Ended June 30
		2008	2007	2008	2007

GAAP Operating income		$80,954	$47,574	$112,719	$15,839

(a)	Airline excise tax refund	—	(2,318)	—	(18,196)
(c)	Stock-based compensation	9,077	3,466	19,016	6,632
(d)	Securities litigation settlement, net of insurance contribution	—	381	—	55,239
(d)	Stock-based compensation payroll taxes	186	94	673	532
(k)	Amortization of acquired intangible assets in Cost of revenues	—	—	272	—
(k)	Depreciation and amortization	11,064	8,997	21,417	17,502
(l)	Foreign currency transactions and other	30	(332)	(5,053)	(545)

	Pro Forma EBITDA	$101,311	$57,862	$149,044	$77,003

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME		Three Months Ended June 30		Six Months Ended June 30
		2008	2007	2008	2007

GAAP Net income		$54,096	$34,572	$72,250	$18,301

(a)	Airline excise tax refund	—	(2,318)	—	(18,196)
(b)	Amortization of acquired intangible assets in Cost of revenues	—	—	272	—
(b)	Amortization of acquired intangible assets in Depreciation and amortization	7,456	6,294	14,201	12,207
(c)	Stock-based compensation	9,077	3,466	19,016	6,632
(d)	Securities litigation settlement, net of insurance contribution	—	381	—	55,239
(d)	Stock-based compensation payroll taxes	186	94	673	532
(e)	Accrued interest income on excise tax refund	—	(483)	—	(3,270)
(f)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes	7,908	5,600	9,983	(7,702)
(g)	Impact on minority interests of other pro forma adjustments	(252)	(264)	(575)	(572)
(h)	Preferred stock dividend	—	—	—	1,555

	Pro Forma Net income	$78,471	$47,342	$115,820	$64,726

		Three Months Ended June 30		Six Months Ended June 30
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME PER DILUTED COMMON SHARE		2008	2007	2008	2007

	GAAP Weighted average number of diluted common shares outstanding	49,948	43,667	49,585	42,572

(i)	Adjustment for Conversion Spread Hedges	(672)	(1,454)	(719)	(1,595)
(j)	Adjustment for warrants and restricted stock	1,229	473	1,135	471

	Pro Forma Weighted average number of diluted common shares outstanding	50,505	42,686	50,001	41,448

	Net income applicable to common stockholders per diluted common share
	GAAP	$1.08	$0.79	$1.46	$0.43

	Pro Forma	$1.55	$1.11	$2.32	$1.56

(a)	Airline excise tax refund is recorded in Merchant revenue .

(b)	Amortization of acquired intangible assets is recorded in Cost of revenues and Depreciation and amortization.

(c)	Stock-based compensation is recorded in Personnel expense.

(d)	Securities litigation settlement and stock-based compensation payroll taxes are recorded in General and administrative expense.

(e)	Accrued interest income on airline excise tax refund is recorded in Interest income.

(f)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes are recorded in Income tax expense.

(g)	Impact on minority interests of other pro forma adjustments are recorded in Equity in income (loss) of investees and minority interests.

(h)	Preferred stock dividend is recorded in the respective expense line item.

(i)

Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(j)

All common stock warrants and shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

(k)	Depreciation and amortization are excluded from Operating income to calculate pro forma EBITDA.

(l)	Foreign currency transactions and other are added to Operating income to calculate pro forma EBITDA.

priceline.com Incorporated

Statistical Data

In thousands

(Unaudited)

Gross Bookings	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08

Domestic	$474,007	$570,757	$504,752	$423,275	$478,812	$547,787	$602,205	$525,571	$720,968	$872,284
International**	272,814	356,593	398,416	319,136	519,679	687,124	788,478	679,760	1,037,644	1,237,681
Total	$746,821	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683	$1,205,331	$1,758,612	$2,109,965

Agency	$480,506	$609,284	$600,406	$491,070	$710,528	$919,260	$1,042,619	$912,698	$1,370,119	$1,656,775
Merchant**	266,315	318,066	302,762	251,340	287,963	315,651	348,064	292,633	388,493	453,190
Total	$746,821	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683	$1,205,331	$1,758,612	$2,109,965

Year/Year Growth
Domestic	8.3%	16.0%	13.1%	11.9%	1.0%	-4.0%	19.3%	24.2%	50.6%	59.2%
International	279.4%	360.0%	141.7%	101.4%	90.5%	92.7%	97.9%	113.0%	99.7%	80.1%
excluding F/X impact	313.8%	361.5%	131.8%	86.3%	74.5%	79.6%	83.4%	89.9%	75.0%	55.8%

Agency	98.6%	128.7%	74.9%	51.6%	47.9%	50.9%	73.7%	85.9%	92.8%	80.2%
Merchant	-0.6%	5.0%	13.0%	18.1%	8.1%	-0.8%	15.0%	16.4%	34.9%	43.6%

Total	46.5%	62.8%	47.8%	38.3%	33.7%	33.2%	54.0%	62.4%	76.1%	70.9%

Units Sold	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08

Airline Tickets	728	821	666	588	639	687	819	790	1,169	1,362
Year/Year Growth	-2.6%	4.1%	-2.0%	0.9%	-12.2%	-16.3%	23.0%	34.4%	83.0%	98.2%

Hotel Room-Nights	4,153	4,995	5,238	4,265	5,955	7,242	7,964	6,616	9,375	10,879
Year/Year Growth	62.5%	82.5%	49.7%	43.7%	43.4%	45.0%	52.0%	55.1%	57.4%	50.2%

Rental Car Days	1,621	2,000	2,044	1,789	2,003	2,278	2,338	2,002	2,612	2,815
Year/Year Growth	26.8%	30.3%	20.8%	36.1%	23.6%	13.9%	14.4%	11.9%	30.4%	23.6%

	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08

Revenue	$241,914	$307,651	$313,467	$260,071	$301,389	$355,880	$417,287	$334,853	$403,180	$513,976
Year/Year Growth	3.7%	15.4%	21.1%	27.5%	24.6%	15.7%	33.1%	28.8%	33.8%	44.4%

Gross Profit	$72,231	$105,804	$123,547	$99,517	$119,717	$157,211	$202,331	$160,152	$181,103	$253,725
Year/Year Growth	25.2%	62.2%	54.4%	53.3%	65.7%	48.6%	63.8%	60.9%	51.3%	61.4%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

**	Includes $24.2 million, $24.6 million and $13.4 million of Agoda gross bookings in 2Q08, 1Q08 and 4Q07, respectively since acquisition on November 6, 2007.

priceline.com Incorporated

Estimated Impact of Share Price Movements on Weighted Average GAAP and Pro Forma Diluted Shares Outstanding

In millions

(Unaudited)

The following table is intended to demonstrate the estimated potential impact of share price movements on the number of equivalent shares included in the fully diluted share count used to calculate diluted earnings per share.  Actual results are likely to differ due to the impact of option exercises, equity repurchases, issuances and forfeitures of restricted stock, restricted stock units and performance share units and any conversions of our convertible bonds.  The table below is for illustrative purposes only; the Company is unable to predict its future stock price and the Company’s stock could trade below or above the per share prices in the table below.

		Estimated Weighted Average Number of Diluted Shares Outstanding
		GAAP		Adjustments(1)		Pro Forma
		3Q08	2008	3Q08	2008	3Q08	2008
Closing Share Price Assumption(2)	$75.00	48.2	48.7	0.2	0.3	48.4	49.0
	$80.00	48.4	48.8	0.2	0.3	48.6	49.1
	$85.00	48.6	48.9	0.3	0.3	48.8	49.2
	$90.00	48.7	49.0	0.3	0.3	49.0	49.4
	$95.00	48.9	49.1	0.3	0.4	49.2	49.5
	$100.00	49.1	49.2	0.3	0.4	49.4	49.6
	$105.00	49.2	49.3	0.4	0.4	49.6	49.7
	$110.00	49.4	49.4	0.4	0.4	49.7	49.8
	$115.00	49.5	49.5	0.4	0.4	49.9	49.9
	$120.00	49.6	49.5	0.4	0.4	50.0	50.0
	$125.00	49.7	49.6	0.5	0.4	50.2	50.1
	$130.00	49.8	49.7	0.5	0.5	50.3	50.1
	$135.00	49.9	49.7	0.5	0.5	50.4	50.2
	$140.00	50.1	49.8	0.5	0.5	50.6	50.3
	$145.00	50.1	49.9	0.5	0.5	50.7	50.4
	$150.00	50.2	49.9	0.5	0.5	50.8	50.4
	$155.00	50.3	50.0	0.6	0.5	50.9	50.5
	$160.00	50.4	50.1	0.6	0.5	51.0	50.6
	$165.00	50.5	50.1	0.6	0.5	51.1	50.6
	$170.00	50.6	50.2	0.6	0.5	51.2	50.7
	$175.00	50.6	50.2	0.6	0.5	51.3	50.8

(1)

Reflects the anti-dilutive impact of the “Conversion Spread Hedges” and the dilutive impact of additional warrants and shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

(2)	Estimated weighted average number of diluted shares outstanding is estimated as follows:
3Q08: Uses actual daily share prices from July 1, 2008 through August 4, 2008, and the closing share price assumption from August 5, 2008 through September 30, 2008.
2008: Uses actual daily share prices from January 1, 2008 through August 4, 2008, and the closing share price assumption from August 5, 2008 through December 31, 2008.